Execution Copy

$250,000,000

MAGELLAN MIDSTREAM PARTNERS, L.P.

6.400% Senior Notes due 2018

UNDERWRITING AGREEMENT

July 9, 2008

WACHOVIA CAPITAL MARKETS, LLC

BANC OF AMERICA SECURITIES LLC

as Representatives of the several Underwriters

c/o Wachovia Capital Markets, LLC

301 South College Street

Charlotte, North Carolina 28288-0613

c/o Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (collectively, the “Underwriters”) $250,000,000 aggregate principal amount of its 6.400% Senior Notes due 2018 (the “Notes”) to be issued pursuant to the terms of an indenture (the “Original Indenture”) between the Partnership and U.S. Bank National Association, as trustee (the “Trustee”), dated as of April 19, 2007, as supplemented by the Second Supplemental Indenture to be dated as of the Delivery Date (as defined in Section 3) (the “Second Supplemental Indenture”). The Original Indenture, as so supplemented, is referred to herein as the “Indenture.” Wachovia Capital Markets, LLC and Banc of America Securities LLC shall act as representatives (the “Representatives”) of the several Underwriters. Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement (as defined herein).

Magellan GP, LLC, a Delaware limited liability company, serves as the general partner (the “General Partner”) of the Partnership. The Partnership is the sole limited partner of Magellan OLP, L.P., a Delaware limited partnership (the “Operating Partnership”), and the sole member of Magellan Operating GP, LLC, a Delaware limited liability company (“OLP GP”), which serves as the general partner of the Operating Partnership. The Partnership is also the sole limited partner of Magellan Pipeline Company, L.P., a Delaware limited partnership (“MPL LP”), and Magellan Pipeline Terminals, L.P., a Delaware limited partnership (“MPT LP”), and the sole member of Magellan Pipeline GP, LLC, a Delaware limited liability company (“MPGP LLC”), which serves as the general partner of MPL LP and MPT LP. Each of Magellan NGL, LLC, a Delaware limited liability company (“MNGL LLC”), Magellan Terminals Holdings, L.P., a Delaware limited partnership (“MTH LP”), Magellan Pipelines Holdings, L.P., a Delaware limited partnership (“MPH LP”), Magellan Ammonia Pipeline, L.P., a Delaware limited partnership (“MAP LP”), and Magellan Asset Services, L.P., a Delaware limited partnership (“MAS LP”), is a subsidiary of the Operating Partnership, and is sometimes referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.” The Operating Partnership also owns a 50% limited liability company interest in Osage Pipe Line Company, LLC, a Delaware limited liability company (“Osage”).

The Partnership, the General Partner, the Operating Partnership, OLP GP, MPL LP, MPT LP, MPGP LLC and the Subsidiaries are sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.” The Partnership Entities, excluding the General Partner, are sometimes referred to herein collectively as the “Partnership Group.” The Partnership, the General Partner, the Operating Partnership, OLP GP, MPL LP, MPT LP and MPGP LLC are sometimes referred to herein collectively as the “Magellan Parties.”

This underwriting agreement (this “Agreement”) is to confirm the agreement among the Magellan Parties and the Underwriters concerning the purchase of the Notes from the Partnership by the Underwriters.

Section 1. Representations, Warranties and Agreements of the Partnership Entities.

The Magellan Parties, jointly and severally, represent, warrant and agree that:

(a) Registration. A registration statement on Form S-3 (File No. 333-137166) with respect to certain securities, including the Notes, has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representatives. As used in this Agreement:

(i) “Applicable Time” means 3:30 p.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Partnership is a time prior to the time of the first sale of the Notes;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Notes, including the final term sheet prepared pursuant to Section 4(b) hereof and attached to this Agreement in Annex 1 hereto;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Notes;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vi) “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of the registration statement on Form S-3 (File No. 333-137166), each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference in this Agreement or the exhibits or annexes hereto to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Well-Known Seasoned Issuer. The Partnership was, (i) at the time of filing of the Registration Statement and (ii) at the time of the most recent amendment thereto (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act, or form of prospectus) for purposes of complying with Section 10(a)(3) of the Securities Act (or, if any such amendment was not made within the time period required by Section 10(a)(3) of the Securities Act, at the date on which such amendment was required), a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Delivery Date. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Notes, and will not be on the Delivery Date, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(c) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each of the statements made by the Partnership in the Registration Statement and any further amendments to the Registration Statement within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(e) Prospectus. The Prospectus will not, as of its date or on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the statements made or to be made by the Partnership in the Preliminary Prospectus or the Prospectus, as applicable, and any further supplements to the Preliminary Prospectus or the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(f) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, when they were filed with the Commission and on the Delivery Date, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents filed with the Commission and incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, when filed with the Commission and on the Delivery Date, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Pricing Disclosure Package. The Pricing Disclosure Package will not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(h) Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Annex 2 hereto. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three year period required thereby).

(j) Formation and Qualification of the Magellan Partnerships. Each of the Partnership, the Operating Partnership, MPL LP, MPT LP, MTH LP, MPH LP, MAP LP, MAS LP and Magellan IDR, L.P., a Delaware limited partnership (“IDR LP”), has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business as a foreign limited partnership in each jurisdiction set forth opposite its name on Annex 3 hereto, and such jurisdictions constitute all of the jurisdictions, with respect to each of the Partnership, the Operating Partnership, MPL LP, MPT LP, MTH LP, MPH LP, MAP LP, MAS LP and IDR LP,

in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, securityholders’ equity or results of operations of the Partnership Group, taken as a whole (“Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k) Formation and Qualification of the Magellan Limited Liability Companies. Each of the General Partner, OLP GP, MPGP LLC, MNGL LLC, Magellan IDR LP, LLC, a Delaware limited liability company (“IDR LLC”) and Osage has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), has full limited liability company power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business as a foreign limited liability company in each jurisdiction set forth opposite its name on Annex 3 hereto, and such jurisdictions constitute all of the jurisdictions, with respect to each of the General Partner, OLP GP, MPGP LLC, MNGL LLC, IDR LLC and Osage, in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l) [Intentionally Omitted.]

(m) Ownership of Interests; Subsidiaries. Other than (i) the General Partner’s ownership of the 1.989% general partner interest in the Partnership, a 100% member interest in IDR LLC and a 0.001% general partner interest in IDR LP, (ii) the Partnership’s ownership of a 100% member interest in MPGP LLC, a 100% member interest in OLP GP, a 99.999% limited partner interest in the Operating Partnership, a 99.999% limited partner interest in each of MPL LP and MPT LP, (iii) OLP GP’s ownership of a 0.001% general partner interest in the Operating Partnership, (iv) MPGP LLC’s ownership of a 0.001% general partner interest in each of MPL LP and MPT LP, (v) the Operating Partnership’s ownership of a 99.999% limited partner interest in each of MAP LP, MTH LP, MPH LP and MAS LP, a 100% member interest in MNGL LLC and a 50% member interest in Osage and (vi) MNGL LLC’s ownership of a 0.001% general partner interest in each of MAP LP, MTH LP, MPH LP and MAS LP, none of the Partnership Entities owns or, at the Delivery Date, will own, directly or indirectly, any equity of any corporation, partnership, limited liability company, joint venture, association or other entity; and none of these entities, other than the Operating Partnership, MPL LP, MPT LP and MTH LP, is a “significant subsidiary” of the Partnership as such term is defined in Rule 405 of the Rules and Regulations.

(n) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 1.989% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated on or prior to the Delivery Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).

(o) Ownership of the Incentive Distribution Rights and Outstanding Units. As of the Applicable Time and the date of the Prospectus, the Partnership will have no limited partner interests issued and outstanding other than the following:

(i) the Incentive Distribution Rights (as defined in the Partnership Agreement) held by IDR LP; and

(ii) 66,743,730 common units representing limited partner interests (“Common Units”) held by public unitholders;

all of such Incentive Distribution Rights and Common Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and IDR LP owns all of such Incentive Distribution Rights free and clear of all Liens.

(p) Authority. Each of the Magellan Parties has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the Partnership has full right, power and authority to execute and deliver the Notes, the Original Indenture and the Second Supplemental Indenture and to perform its obligations thereunder (this Agreement, the Notes, the Original Indenture and the Second Supplemental Indenture are each referred to herein individually as a “Debt Document” and collectively as the “Debt Documents”). On the Delivery Date, all partnership or limited liability company action, as the case may be, required to be taken by the Magellan Parties or any of their securityholders, partners or members for (i) the authorization, issuance, sale and delivery of the Notes, (ii) the execution and delivery of the Debt Documents and (iii) the consummation of the transactions contemplated by the Debt Documents shall have been validly taken.

(q) Authorization and Enforceability of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and as of the Delivery Date, the Indenture will be duly authorized, executed and delivered by the Partnership and will constitute a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions (as defined in Section 1(cc) herein).

(r) Valid Issuance of the Notes. The Notes have been duly authorized by the Partnership for issuance and sale to the Underwriters and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(s) Descriptions. Each Debt Document that is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) Ownership of OLP GP. The Partnership is the sole member of OLP GP with a 100% member interest in OLP GP; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP (as the same may be amended or restated on or prior to the Delivery Date, the “OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all Liens.

(u) Ownership of MPGP LLC. The Partnership is the sole member of MPGP LLC with a 100% member interest in MPGP LLC; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of MPGP LLC (as the same may be amended or restated on or prior to the Delivery Date, the “MPGP LLC Agreement”), and is fully paid (to the extent required under the MPGP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all Liens.

(v) Ownership of the Operating Partnership.

(i) OLP GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership (as the same may be amended or restated on or prior to the Delivery Date, the “Operating Partnership Agreement”); and OLP GP owns such general partner interest free and clear of all Liens.

(ii) The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens.

(w) Ownership of MNGL LLC. The Operating Partnership is the sole member of MNGL LLC with a 100% member interest in MNGL LLC; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of MNGL LLC (as the same may be amended or restated on or prior to the Delivery Date, the “MNGL LLC Agreement”), and is fully paid (to the extent required under the MNGL LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such member interest free and clear of all Liens.

(x) Ownership of the LP Subsidiaries.

(i) MNGL LLC is the sole general partner of each of MAP LP, MAS LP, MPH LP and MTH LP (the “LP Subsidiaries”) with a 0.001% general partner interest in each of the LP Subsidiaries; each such general partner interest has been duly authorized and validly issued in accordance with each of the respective agreements of limited partnership of each of the LP Subsidiaries (as each may be amended and restated on or prior to the Delivery Date, the “LP Subsidiary Partnership Agreements”); and MNGL LLC owns each such general partner interest free and clear of all Liens.

(ii) The Operating Partnership is the sole limited partner of each of the LP Subsidiaries with a 99.999% limited partner interest in each of the LP Subsidiaries; each such limited partner interest has been duly authorized and validly issued in accordance with each of the respective LP Subsidiary Partnership Agreements and is fully paid (to the extent required under each of the LP Subsidiary Partnership Agreements) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Operating Partnership owns each such limited partner interest free and clear of all Liens.

(y) Ownership of the General Partner. Magellan Midstream Holdings, L.P., a publicly traded Delaware limited partnership (“MGG”), is the sole member of the General Partner with a 100% member interest in the General Partner; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated on or prior to the Delivery Date, the “GP LLC Agreement”), and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act).

(z) Ownership of MPL LP and MPT LP.

(i) MPGP LLC is the sole general partner of each of MPL LP and MPT LP with a 0.001% general partner interest in each of MPL LP and MPT LP; each such general partner interest has been duly authorized and validly issued in accordance with the respective agreements of limited partnership of each of MPL LP and MPT LP (as each may be amended or restated on or prior to the Delivery Date, the “MPL LP Partnership Agreement” and the “MPT LP Partnership Agreement,” respectively); and MPGP LLC owns each such general partner interest free and clear of all Liens.

(ii) The Partnership is the sole limited partner of each of MPL LP and MPT LP with a 99.999% limited partner interest in each of MPL LP and MPT LP; each such limited partner interest has been duly authorized and validly issued in accordance with the MPL LP Partnership Agreement or the MPT LP Partnership Agreement, as applicable, and is fully paid (to the extent required under the MPL LP Partnership Agreement or the MPT LP Partnership Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns each such limited partner interest free and clear of all Liens.

(aa) Ownership of Osage. The Operating Partnership owns a 50% member interest in Osage; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Osage (as the same may be amended or restated on or prior to the Delivery Date, the “Osage LLC Agreement”), and is fully paid (to the extent required under the Osage LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership owns such member interest free and clear of all Liens.

(bb) Authorization of the Agreement. This Agreement has been duly authorized, executed and delivered by the Magellan Parties.

(cc) Authorization and Enforceability of Other Agreements.

(i) The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

(ii) The Operating Partnership Agreement has been duly authorized, executed and delivered by OLP GP and the Partnership, and is a valid and legally binding agreement of OLP GP and the Partnership, enforceable against OLP GP and the Partnership in accordance with its terms.

(iii) The GP LLC Agreement has been duly authorized, executed and delivered by MGG, and is a valid and legally binding agreement of MGG, enforceable against MGG in accordance with its terms.

(iv) The MPL LP Partnership Agreement has been duly authorized, executed and delivered by MPGP LLC and the Partnership, and is a valid and legally binding agreement of MPGP LLC and the Partnership, enforceable against MPGP LLC and the Partnership in accordance with its terms.

(v) The MNGL LLC Agreement has been duly authorized, executed and delivered by the Operating Partnership, and is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms.

(vi) Each of the LP Subsidiary Partnership Agreements has been duly authorized, executed and delivered by the Operating Partnership and MNGL LLC, and is a valid and legally binding agreement of the Operating Partnership and MNGL LLC, enforceable against the Operating Partnership and MNGL LLC in accordance with its terms.

(vii) The MPGP LLC Agreement has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

(viii) The Osage LLC Agreement has been duly authorized, executed and delivered by the Operating Partnership, and is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms.

(ix) The MPT LP Partnership Agreement has been duly authorized, executed and delivered by the Partnership and MPGP LLC, and is a valid and legally binding agreement of the Partnership and MPGP LLC, enforceable against the Partnership and MPGP LLC in accordance with its terms.

(x) The OLP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

provided that, with respect to each agreement described in Section 1(cc) above, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”); and provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws.

(dd) No Conflicts or Violations. None of the (i) offering, issuance and sale by the Partnership of the Notes, (ii) execution, delivery and performance of the Debt Documents by the Magellan Parties, (iii) consummation of the transactions contemplated by the Debt Documents, or (iv) application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of any provision of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or operating agreement, or any other organizational documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event) any indenture, mortgage, deed of trust, guarantee, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their assets or properties to which any of them or any of their respective properties is subject or (D) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, except in the case of clauses (B), (C) or (D) for any such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect and would not adversely affect the ability of the Magellan Parties to perform their obligations under, and consummate the transactions contemplated by, the Debt Documents.

(ee) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court or arbitrator or governmental or regulatory authority (a “Consent”) is required for (i) the execution, delivery and performance of each of the Debt Documents, and compliance with the terms thereof, by each of the parties thereto, (ii) the issuance and sale of the Notes, (iii) the consummation of the transactions contemplated by the Debt Documents (including the issuance and sale of the Notes), or (iv) the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, except for such Consents (A) as have been, or will be prior to the Delivery Date, obtained under the Securities Act, the Exchange Act and the Trust Indenture Act, (B) as may be required under applicable state securities or “blue sky” laws in connection with the purchase and distribution of the Notes by the Underwriters, and (C) that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect and would not adversely affect the ability of the Magellan Parties to perform their obligations under, and consummate the transactions contemplated by, the Debt Documents.

(ff) No Sales. No Partnership Entity has sold or issued any securities of the same class as the Notes during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than Notes sold pursuant to the Registration Statement.

(gg) No Material Adverse Change. Neither the General Partner nor any member of the Partnership Group has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since such date, (i) there has not been any change in the capitalization or long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership Group, taken as a whole, or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, securityholders’ equity, capitalization, results of operations, business or prospects of the Partnership Group, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus.

(hh) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Any summary selected historical financial information set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived.

(ii) Independent Registered Public Accounting Firm. Ernst & Young LLP, which has certified certain financial statements of the General Partner and the Partnership Group, the reports of which are incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) and which has delivered the letter referred to in Section 6(g) hereof, is and has been, during the periods covered by the financial statements on which it reported, an independent registered public accounting firm with respect to the General Partner and the Partnership Group as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(jj) Title to Properties. The General Partner and each member of the Partnership Group have good and indefeasible title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, claims, security interests, encumbrances and other defects, except (i) such as are described in the Pricing Disclosure Package and the Prospectus or (ii) such as do not materially affect the value of such property taken as a whole and do not materially interfere with the use made and proposed to be made of such property taken as a whole as described in the Pricing Disclosure Package and the Prospectus; provided that, with respect to title to pipeline rights-of-way, the Magellan Parties represent only that none of MPH LP, MAP LP, MPL LP or, to their knowledge, Osage, has received any actual notice or claim from any owner of land upon which its pipeline is located that any of such entities, as applicable, does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they are used and occupied as described in the Pricing Disclosure Package and the Prospectus and which constitute valid claims or which have not been satisfied by the applicable parties that will have a Material Adverse Effect. All assets held under lease or license by the members of the Partnership Group are held under valid, subsisting and enforceable leases or licenses, with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the Pricing Disclosure Package and the Prospectus or (ii) that would not have a Material Adverse Effect.

(kk) Insurance. Each of the Partnership Entities carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance.

(ll) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and none of the Partnership Entities is aware of any claim to the contrary or any challenge by any other person to the rights of any of the Partnership Entities with respect to the foregoing.

(mm) No Legal Proceedings. Except as described in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and that are not described as required; and to the best knowledge of the Partnership Entities, no such proceedings are threatened by governmental authorities or by others.

(nn) Adequate Disclosure. There are no agreements, contracts or other documents which are required to be described in the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations thereunder which have not been so described or filed.

(oo) Related Party Transactions. No relationship, direct or indirect, exists between or among any member of the Partnership Group, on the one hand, and the securityholders, customers or suppliers of any member of the Partnership Group, the directors or officers of the

General Partner, or any affiliate of a member of the Partnership Group, on the other hand, which is required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which is not so described; and no Partnership Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.

(pp) No Labor Disputes. Except as described in the Pricing Disclosure Package and the Prospectus, no labor disturbance by the employees of any member of the Partnership Group (and to the extent they perform services on behalf of any of any member of the Partnership Group, employees of the general partner of MGG), exists or, to the knowledge of the Partnership Entities, is imminent or threatened, which might be expected to have a Material Adverse Effect.

(qq) Employee Benefit Matters. The Partnership and the General Partner are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the General Partner or the Partnership would have any liability; neither the Partnership nor the General Partner has incurred nor does either expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the General Partner or the Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(rr) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has paid all taxes shown to be due pursuant to such returns, other than those which (i) if not paid, would not have a Material Adverse Effect, or (ii) are being contested in good faith. No tax deficiency has been determined adversely to any Partnership Entity which has had (nor does the Partnership have any knowledge of any tax deficiency which, if determined adversely to any Partnership Entity, might have) a Material Adverse Effect.

(ss) No Changes. Since the date as of which information is given in the most recent Preliminary Prospectus through the date hereof, and except as may otherwise be disclosed in the Pricing Disclosure Package, neither the General Partner nor any member of the Partnership Group has (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any distributions other than to another member of the Partnership Group.

(tt) Books and Records. The Partnership Entities (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of the Partnership’s consolidated financial statements and to maintain accountability for the Partnership’s consolidated assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(uu) No Violations or Defaults. None of the Partnership Entities (i) is in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate of incorporation or bylaws or other organizational or governing documents; (ii) is in breach or default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, guarantee, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv) for any such breaches, defaults, violations or failures that would not have a Material Adverse Effect, or could not materially impair the ability of any of the Magellan Parties to perform their respective obligations, if any, under this Agreement.

(vv) FCPA. No Partnership Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Entity, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, has made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ww) Environmental Compliance. Except as described in the Pricing Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, none of the Partnership Entities (i) has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) lacks any permits, licenses or other approvals required of it under applicable Environmental Laws to own, lease or operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus or (iii) is violating any terms and conditions of any such permit, license or approval.

(xx) Investment Company. Neither the General Partner nor any member of the Partnership Group is, or, as of the Delivery Date after giving effect to the offer and sale of the Notes by the Partnership and the application of the net proceeds as described in the Pricing Disclosure Package and the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(yy) Certificates. Each certificate signed by or on behalf of any Partnership Entity and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by such Partnership Entity to the Underwriters as to the matters covered thereby.

(zz) Compliance with Sarbanes-Oxley. The Partnership is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002.

(aaa) Statistical Data. The statistical and market-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Partnership Entities believe to be reliable and accurate.

(bbb) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Partnership’s principal executive officer and principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of December 31, 2007, and (iii) are effective in all material respects to perform the functions for which they were established.

(ccc) Internal Control Over Financial Reporting. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the General Partner, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) since that date, there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(ddd) No Distribution of Offering Materials. None of the Partnership Entities has distributed or, prior to the later to occur of the Delivery Date and completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 4(f) and any Issuer Free Writing Prospectus set forth in Annex 2 hereto.

Section 2. Purchase of the Notes by the Underwriters.

On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to issue and sell the Notes to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the principal amount of Notes set forth opposite that Underwriter’s name in Schedule 1 hereto at a price equal to 99.342% of the principal amount thereof plus accrued interest, if any, from July 14, 2008 to the Delivery Date. The Partnership shall not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

The Partnership understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Underwriting Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms and conditions set forth in the Prospectus. The Partnership acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

Section 3. Delivery of and Payment for the Notes.

Delivery of and payment for the Notes shall be made at the offices of Andrews Kurth LLP in Houston, Texas beginning at 9:00 a.m. Houston, Texas time, on July 14, 2008, the third full business day following the date of this Agreement, or at such other time, date or place as the Representatives and the Partnership may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Delivery Date.”

Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Partnership to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Partnership. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Delivery Date.

Section 4. Further Agreements of the Magellan Parties.

Each of the Magellan Parties, jointly and separately, covenants and agrees with each Underwriter:

(a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein; (iii) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; (iv) to file promptly all reports and other documents required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering and sale of the Notes; (v) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of, or notice objecting to the use of, the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of, or any notice objecting to the use of, the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) Term Sheet. To prepare a final term sheet containing solely a description of the Notes, substantially in the form of Annex 1 hereto and approved by the Representatives, and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule;

(c) Copies of Documents to Underwriters. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (including all consents and exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus (excluding exhibits thereto), other than documents available via EDGAR (as defined herein); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto (or in lieu thereof, the notice referred to in Rule 173(a)) and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Registration Statement or amendment or supplement to the Pricing Disclosure Package or the Prospectus which will correct such statement or omission or effect such compliance;

(d) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package or the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission;

(e) Copies of Amendments or Supplements. Prior to filing with the Commission any amendment to the Registration Statement or amendment or supplement to the Pricing Disclosure Package or the Prospectus, any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, any amendment to any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Representatives and obtain the consent of the Underwriters to the filing;

(f) Issuer Free Writing Prospectus. Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;

(g) Retention of Issuer Free Writing Prospectus. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(h) Reports to Securityholders. As soon as practicable after the “effective date” (as defined in Rule 158 of the Securities Act), to make generally available to the Partnership’s securityholders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

(i) Copies of Reports. For a period of two (2) years following the date hereof, to furnish to the Representatives or to make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System copies of all materials furnished by the Partnership to its securityholders and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(j) Blue Sky Registration. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction;

(k) Application of Proceeds. To apply the net proceeds from the offering of the Notes as set forth in the Pricing Disclosure Package and the Prospectus;

(l) Investment Company. To take such steps as shall be necessary to ensure that neither the General Partner nor any member of the Partnership Group shall become an “investment company” as defined in the Investment Company Act of 1940, as amended;

(m) No Stabilization or Manipulation. Not to directly or indirectly take any action constituting, or that is designed to or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes;

(n) SEC Fees. To pay the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rule 456(b) and 457(r) of the Rules and Regulations; and

(o) Notice of Pricing Disclosure Package. If there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to notify promptly the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented.

Each of the Underwriters agrees that it shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any of the Underwriters without the prior consent of the Partnership (any such issuer information with respect to the use of which the Partnership has given its consent being referred to herein as “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Magellan Parties with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this paragraph, shall not be deemed to include information prepared by or on behalf of the Underwriters on the basis of or derived from issuer information.

Section 5. Expenses.

The Magellan Parties agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, each Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing the Debt Documents, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Notes; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 4(j) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) any fees charged by rating agencies for rating the Notes; (i) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (j) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the Representatives and officers of the Partnership and the cost of any aircraft chartered in connection with the road show and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 5 and in Sections 7 and 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

Section 6. Conditions of Underwriters’ Obligations.

The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Magellan Parties contained herein, to the performance by the Magellan Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no notice pursuant to Rule 401(g)(2) of the Securities Act shall have been received; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to their satisfaction; and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) All partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of the Debt Documents, the Registration Statement, each Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, the Debt Documents, and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Vinson & Elkins L.L.P. shall have furnished to the Representatives their written opinion, as counsel to the Partnership, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives and their counsel, with respect to the matters set forth in Exhibit A to this Agreement.

(d) The Representatives shall have received from Lonny Townsend, General Counsel of the General Partner, his written opinion, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Representatives and their counsel, with respect to the matters set forth in Exhibit B to this Agreement.

(e) [Intentionally omitted.]

(f) The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the PCAOB and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three (3) days prior to the date hereof), its conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that its is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date of the bring-down letter), its conclusions and findings with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) On the Delivery Date, the General Partner shall have furnished to the Representatives a certificate, dated the Delivery Date, of its Chief Executive Officer, its President or any of its Vice Presidents and its Chief Financial Officer stating that:

(i) the representations, warranties and agreements of the Magellan Parties contained in this Agreement are true and correct at and as of the Delivery Date and the

Magellan Parties have complied with all the agreements contained in this Agreement and satisfied all the conditions contained in this Agreement on their part to be complied with or satisfied at or prior to the Delivery Date;

(ii) no event contemplated in Section 6(j) or 6(k) has occurred in respect of the Partnership Entities;

(iii) the Prospectus has been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of such officers, threatened by the Commission; no notice pursuant to Rule 401(g)(2) of the Securities Act has been received; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been disclosed to the Representatives and complied with; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iv) they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (i) the Registration Statement, including the documents incorporated by reference therein, as of the most recent Effective Date, (ii) the Prospectus, including the documents incorporated by reference therein, as of its date and on the Delivery Date, and (iii) the Pricing Disclosure Package, as of the Applicable Time, did not and do not include any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date no event has occurred which is required to be set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j) (A) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is materially adverse to the Partnership Entities, taken as a whole and (B) since such date there shall not have been any material adverse change in the partners’ or members’ capital, capital stock or short-term or long-term debt of the Partnership Entities, taken as a whole, or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, business, prospects, capitalization, management, financial position, securityholders’ equity or results of operations of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (A) or (B), is to make it in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement, if any debt securities of any of the Partnership Entities are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (i) no downgrading shall have occurred in the rating accorded such debt securities (including the Notes) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Partnership Entities.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or in such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of any of the Partnership Entities or of MGG on any exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation, as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m) If any event shall have occurred on or prior to the Delivery Date that requires the Partnership under Section 4(d) to prepare and file an amendment to the Registration Statement or an amendment or supplement to the Pricing Disclosure Package or the Prospectus, such amendment or supplement shall have been prepared and filed, the Representatives shall have been given a reasonable opportunity to comment thereon as provided in Section 4(e) hereof, and copies thereof shall have been delivered to the Representatives reasonably in advance of such Delivery Date.

(n) The Partnership Entities shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Section 7. Indemnification and Contribution.

(a) The Magellan Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers, directors and employees, and any person who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which they were made) not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Magellan Parties shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, director, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, director, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Magellan Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Magellan Parties may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Magellan Parties, their employees, the officers and directors of the General Partner, and any person who controls the Magellan Parties within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Magellan Parties or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or in any Non-Prospectus Road Show or Blue Sky Application, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or the Registration Statement any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of all of the foregoing, other than the Registration Statement, in light of the circumstances under which they were made), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(e) hereof, and shall reimburse the Magellan Parties and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Magellan Parties or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Partnership or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Magellan Parties under this Section 7 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of one such separate counsel (plus one local counsel if necessary) shall be paid by the Magellan Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Magellan Parties, on the one hand, and the Underwriters on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Magellan Parties, on the one hand, and the Underwriters on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Magellan Parties, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Magellan Parties, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Magellan Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten and distributed to the public by it were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Magellan Parties acknowledge that the table of underwriters on page S-29, the second paragraph following the table of underwriters on page S-29, the sixth paragraph following the table of underwriters on pages S-29 and S-30, the last two sentences of the first full paragraph on page S-30, the third and fourth sentences of the third full paragraph on page S-30, and the fifth and sixth full paragraphs on page S-30, all under the caption “Underwriting” in the most recent Preliminary Prospectus and Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

Section 8. Defaulting Underwriters.

If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes that the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the principal amount of the Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total principal amount of Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Delivery Date if the total principal amount of the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Notes to be purchased on the Delivery Date, and no remaining non-defaulting Underwriter shall be obligated to purchase more than 110% of the total principal amount of Notes which it agreed to purchase on the Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the total aggregate principal amount of the Notes to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, in accordance with the first sentence of this Section 8, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Magellan Parties, except that the Magellan Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 10. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 8, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Magellan Parties for damages, including expenses paid by the Partnership pursuant to Sections 5 and 10, caused by its default. If other underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership may postpone the Delivery Date for up to seven (7) full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

Section 9. Termination.

The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 6(j), 6(k), or 6(l) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

Section 10. Reimbursement of Underwriters’ Expenses.

If the sale of the Notes provided for herein is not consummated because any condition of the Underwriters’ obligations set forth in Section 6 hereof is not satisfied, or because of any failure, refusal or inability on the part of any of the Magellan Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Magellan Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Magellan Parties shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 8 hereof by reason of the default of one or more Underwriters, the Magellan Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

Section 11. Research Independence.

The Magellan Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Magellan Parties and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Magellan Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Magellan Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Magellan Parties by such Underwriters’ investment banking divisions. The Magellan Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 12. No Fiduciary Duty.

The Magellan Parties acknowledge and agree that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Magellan Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Magellan Parties, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Magellan Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Magellan Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Magellan Parties. The Magellan Parties hereby waive any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of the Notes.

Section 13. Notices.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to each of Wachovia Capital Markets, LLC, 301 South College Street, Charlotte, North Carolina 28288-0613, Attn: Transaction Management Department (Fax: (704) 383-9165), and Banc of America Securities LLC, 40 West 57th Street, NY1-040-27-01, New York, New York 10019, Attn: High Grade Debt Capital Markets Transaction Management (Fax: (212) 901-7881);

(b) if to the Magellan Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel (Fax: (918) 574-7039);

provided, however, that any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Magellan Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Magellan Parties.

Section 14. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Magellan Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Magellan Parties contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the General Partner within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 15. Survival.

The respective indemnities, representations, warranties and agreements of the Magellan Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 16. Definition of the Terms “Business Day” and “Subsidiary”.

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meaning set forth in Rule 405 of the Rules and Regulations.

Section 17. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 18. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 19. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages to Follow]

If the foregoing correctly sets forth the agreement among the Magellan Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

“Partnership”

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC, its General Partner

	By:	/s/ John D. Chandler
	Name:	John D. Chandler
	Title:	Chief Financial Officer and Treasurer

“General Partner”

MAGELLAN GP, LLC

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Chief Financial Officer and Treasurer

“Operating Partnership”

MAGELLAN OLP, L.P.

By:	Magellan Operating GP, LLC, its General Partner

	By:	/s/ John D. Chandler
	Name:	John D. Chandler
	Title:	Chief Financial Officer and Treasurer

Magellan Midstream Partners, L.P. Underwriting Agreement Signature Page

“OLP GP”

MAGELLAN OPERATING GP, LLC

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Chief Financial Officer and Treasurer

“MPL LP”

MAGELLAN PIPELINE COMPANY, L.P.

By:	Magellan Pipeline GP, LLC, its General Partner

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Chief Financial Officer and Treasurer

“MPT LP”

MAGELLAN PIPELINE TERMINALS, L.P.

By:	Magellan Pipeline GP, LLC, its General Partner

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Chief Financial Officer and Treasurer

“MPGP LLC”

MAGELLAN PIPELINE GP, LLC

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Chief Financial Officer and Treasurer

Magellan Midstream Partners, L.P. Underwriting Agreement Signature Page

Accepted:

WACHOVIA CAPITAL MARKETS, LLC
BANC OF AMERICA SECURITIES LLC

By:	WACHOVIA CAPITAL MARKETS, LLC, on behalf of itself and each of the other Underwriters named on Schedule 1 hereto

By	/s/ Steven J. Taylor
Name:	Steven J. Taylor
Title:	Managing Director

By:	BANC OF AMERICA SECURITIES LLC, on behalf of itself and each of the other Underwriters named on Schedule 1 hereto

By:	/s/ Lily Chang
Name:	Lily Chang
Title:	Principal

Magellan Midstream Partners, L.P. Underwriting Agreement Signature Page

SCHEDULE 1

Underwriters	Principal Amount
Wachovia Capital Markets, LLC	$75,000,000
Banc of America Securities LLC	75,000,000
SunTrust Robinson Humphrey, Inc.	25,000,000
Credit Suisse Securities (USA) LLC	15,000,000
Deutsche Bank Securities Inc.	15,000,000
J.P. Morgan Securities Inc.	15,000,000
Raymond James & Associates, Inc.	15,000,000
UBS Securities LLC	15,000,000

Total	$250,000,000

Schedule 1

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(i) The General Partner is the sole general partner of the Partnership with a 1.989% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the General Partner as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

(ii) The Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and IDR LP owns all of the Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, equities, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming IDR LP as debtor is on file with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming IDR LP as debtor is on file with the Oklahoma UCC Central Filing Office—Oklahoma County Clerk or (C) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

(iii) Each of the Magellan Parties has full right, power and authority to execute and deliver the Debt Documents and to perform its obligations thereunder; and all partnership or limited liability company action required to be taken for the due and proper authorization, execution and delivery of each of the Debt Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(iv) Each of the Original Indenture and the Second Supplemental Indenture has been duly authorized, executed and delivered by the Partnership and, assuming due execution and delivery thereof by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, subject to the Enforceability Exceptions.

(v) The Notes have been duly authorized, executed and delivered by the Partnership and, when duly authenticated as provided in the Indenture and paid for and delivered as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

Exhibit A-1

(vi) The Partnership is the sole member of OLP GP with a 100% member interest in OLP GP; such member interest has been duly authorized and validly issued in accordance with the OLP GP LLC Agreement and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the OLP GP LLC Agreement.

(vii) OLP GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and OLP GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLP GP as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Operating Partnership Agreement.

(viii) The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Operating Partnership Agreement.

(ix) MPGP LLC is the sole general partner of each of MPL LP and MPT LP with a 0.001% general partner interest in each of MPL LP and MPT LP; each such general partner interest has been duly authorized and validly issued in accordance with the MPL LP Partnership Agreement or the MPT LP Partnership Agreement, as applicable; and MPGP LLC owns each such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MPGP LLC as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the MPL LP Partnership Agreement or the MPT LP Partnership Agreement, as applicable.

Exhibit A-2

(x) The Partnership is the sole limited partner of each of MPL LP and MPT LP with a 99.999% limited partner interest in each of MPL LP and MPT LP; each such limited partner interest has been duly authorized and validly issued in accordance with the MPL LP Partnership Agreement or the MPT LP Partnership Agreement, as applicable, and is fully paid (to the extent required under the MPL LP Partnership Agreement or the MPT LP Partnership Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns each such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the MPL LP Partnership Agreement or the MPT LP Partnership Agreement, as applicable.

(xi) The Partnership is the sole member of MPGP LLC with a 100% member interest in MPGP LLC; such member interest has been duly authorized and validly issued in accordance with the MPGP LLC Agreement and is fully paid (to the extent required under the MPGP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the MPGP LLC Agreement.

(xii) MGG is the sole member of the General Partner with a 100% member interest in the General Partner; such member interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act).

(xiii) The offering, issuance and sale by the Partnership of the Notes, the execution, delivery and performance by the Magellan Parties of the Debt Documents and the consummation of the transactions contemplated thereby have not caused, and will not cause, as applicable, (A) a violation of the organizational documents of any of the Partnership Entities, (B) a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed as an exhibit to the Registration Statement, the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2007 the Partnership’s Quarterly Report of Form 10-Q for the quarter ended March 31, 2008 and any Current Report on Form 8-K filed by the Partnership since January 1, 2008 or (C) any violation of any federal statute, law or regulation, the laws of the State of New York, the laws of the State of Texas, the

Exhibit A-3

Delaware LP Act, or the Delaware LLC Act, excluding any federal or state securities laws, or, to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Delaware or New York court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their properties is subject, excluding in the case of clauses (B) and (C), any such breaches, violations and defaults that would not have a Material Adverse Effect.

(xiv) The statements contained in the Pricing Disclosure Package and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they constitute descriptions or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Notes conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Our Debt Securities.”

(xv) The Registration Statement was declared effective under the Securities Act as of September 7, 2006, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations on [                    ] and no stop order suspending the effectiveness of, or any notice objecting to the use of, the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

(xvi) The Registration Statement, the most recent Preliminary Prospectus and the Prospectus and any further amendments or supplements thereto made by the Partnership prior to the Delivery Date (except for the financial statements and the notes and financial schedules thereto and other financial and accounting data included therein, as to which such counsel need express no opinion) are appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations.

(xvii) To the best of such counsel’s knowledge, there are no contracts or other documents that are required to be described in the Pricing Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(xviii) Neither the General Partner nor any member of the Partnership Group is an “investment company” as defined in the Investment Company Act of 1940, as amended.

Since such counsel has not conducted any independent investigation or verification with regard to the information set forth in the Registration Statement or Prospectus (except with respect to the opinions set forth herein), such counsel is not (except as aforesaid) passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. Such counsel has participated, however, in conferences with officers and other representatives of the Partnership Entities, representatives of the independent public accountants of the Partnership and the Representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. Based on the foregoing (relying as to factual matters in respect of the

Exhibit A-4

determination of materiality to a significant extent upon the statements of fact made by officers and other representatives of the Partnership Entities), no facts have come to such counsel’s attention that have led such counsel to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (b) the Prospectus, as of its date or as of the Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel, however, expresses no opinion with respect to the financial statements and notes and related schedules thereto and other related financial and accounting data included in the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any further amendment or supplement thereto or with respect to the Form T-1 of the Trustee.

Such counsel’s opinion may be limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the Delaware LP Act and the Delaware LLC Act. Such counsel need not express any opinion with respect to the title of any members of the Partnership Group to any of their respective real or personal property or the accuracy of the descriptions or references in the Registration Statement to any real or personal property, and need not express any opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any members of the Partnership Group may be subject. Any references herein to such counsel’s knowledge shall mean the knowledge of any of such counsel’s attorneys who have devoted substantial time to the representation of the Partnership Entities.

Exhibit A-5

EXHIBIT B

OPINION OF GENERAL COUNSEL

(i) Each of the Partnership, the Operating Partnership, MPT LP, MPL LP, MTH LP and IDR LP has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act and is duly registered or qualified to do business and is in good standing as a foreign limited partnership under the laws of the jurisdictions set forth opposite its name on Annex 3 to the Underwriting Agreement, and to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which its ownership or lease of property or its conduct of business requires such registration or qualification, except where the failure to so register or so qualify would not (A) have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability; and each such partnership has all requisite partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged.

(ii) Each of the General Partner, OLP GP, MPGP LLC and IDR LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act and is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth opposite its name on Annex 3 to the Underwriting Agreement, and to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which its ownership or lease of property or its conduct of business requires such registration or qualification, except where the failure to so register or so qualify would not (A) have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability; and each such limited liability company has all requisite limited liability company power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged.

(iii) The (1) offering, issuance and sale by the Partnership of the Notes, (2) execution, delivery and performance of the Debt Documents by the Magellan Parties and (3) consummation of the transactions contemplated by the Debt Documents will not constitute or result in: (A) a violation of the organizational documents of any Partnership Entity, (B) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, guarantee, loan agreement or other agreement or instrument to which the General Partner or any member of the Partnership Group is a party or by which any of them is bound, or to which any of the property or assets of any member of the Partnership Group is subject, or (C) any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the General Partner, any member of the Partnership Group or any of the properties or assets of the Partnership Group, excluding any federal or state securities laws, except in the case of clauses (B) and (C) for any such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect and would not adversely affect the ability of the Magellan Parties to perform their obligations under, and consummate the transactions contemplated by, the Debt Documents.

(iv) No permit, consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body is required for (1) the execution, delivery and performance of the Debt Documents by the Magellan Parties and (2) the

Exhibit B-1

consummation of the transactions contemplated by the Debt Documents, except for (A) the registration of the Notes under the Securities Act and (B) such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications (I) as may be required under the Trust Indenture Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, (II) as have been obtained or made or (III) that, if not so obtained or made, would not have a Material Adverse Effect and would not adversely affect the ability of the Magellan Parties to perform their obligations under, and consummate the transactions contemplated by, the Debt Documents.

(v) To the best of such counsel’s knowledge and other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the General Partner or any member of the Partnership Group is a party or to which any property or assets of the Partnership Group is the subject which, if determined adversely to such party, might reasonably be expected to have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.

(vi) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Magellan Parties.

Any references herein to such counsel’s knowledge shall mean the knowledge of such counsel and any of the attorneys who have devoted substantial time to the representation of the Partnership Entities.

Exhibit B-2

ANNEX 1

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated July 9, 2008

Relating to Preliminary Prospectus Supplement dated July 9, 2008

Registration No. 333-137166

MAGELLAN MIDSTREAM PARTNERS, L.P.

6.400% Notes due 2018

Issuer:	Magellan Midstream Partners, L.P.

Ratings:	Baa2 (Stable) / BBB (Stable)

Note type:	Senior Unsecured Notes

Maturity:	10 years

Minimum denomination:	$1,000

Pricing date:	July 9, 2008

Settlement date:	July 14, 2008

Maturity date:	July 15, 2018

Principal amount:	$250,000,000

Benchmark:	T 3.875% due 5/15/18

Benchmark yield:	3.851%

Re-offer spread:	+ 255 bps

Re-offer yield to maturity:	6.401%

Coupon:	6.400%

Public offering price:	99.992%

Optional redemption:	Make whole call T + 40 bps

Interest payment dates:	January 15 and July 15, beginning January 15, 2009

CUSIP / ISIN:	559080AD8 / US559080AD86

Joint Book-Running Managers:	Wachovia Capital Markets, LLC Banc of America Securities LLP

Lead Manager:	SunTrust Robinson Humphrey, Inc.

Co-Managers:	Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. J.P. Morgan Securities Inc. Lazard Capital Markets LLC UBS Securities LLC

************************

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wachovia Capital Markets, LLC toll-free at (800) 326-5897 or Banc of America Securities LLC toll-free at 1-800-294-1322.

Annex 1-1

ANNEX 2

Issuer Free Writing Prospectuses

other than those to which the Underwriters

provided their consent

None.

Annex 2-1

ANNEX 3

JURISDICTIONS OF QUALIFICATION

Name of Entity	Jurisdiction of Qualification
Magellan GP, LLC	Delaware, Arkansas, Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin

Magellan Midstream Partners, L.P.	Alabama, Arkansas, Colorado, Connecticut, Delaware, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin

Magellan Operating GP, LLC	Delaware, Alabama, Arkansas, Connecticut, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, Tennessee, Texas, Virginia

Magellan Pipeline GP, LLC	Delaware, Arkansas, Illinois, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin

Magellan Pipeline Company, LP	Arkansas, Colorado, Delaware, Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin

Magellan OLP, L.P.	Delaware, Alabama, Arkansas, Connecticut, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, Tennessee, Texas, Virginia

Magellan NGL, LLC	Delaware, Alabama, Arkansas, Connecticut, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin

Annex 3-1

Name of Entity	Jurisdiction of Qualification
Magellan Terminals Holdings, L.P.	Delaware, Alabama, Arkansas, Connecticut, Georgia, Louisiana, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee, Texas, Virginia

Magellan Ammonia Pipeline, L.P.	Delaware, Iowa, Kansas, Minnesota, Nebraska, Oklahoma, Texas

Magellan Pipelines Holdings, L.P.	Delaware, Illinois, Texas, Oklahoma

Magellan Asset Services, L.P.	Delaware, Arkansas, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, Oklahoma, South Dakota, Texas, Wisconsin

Osage Pipe Line Company, LLC	Delaware, Kansas, Oklahoma

Magellan Pipeline Terminals, L.P.	Delaware, Colorado, Kansas, Minnesota, Oklahoma, Texas

Magellan IDR, L.P.	Delaware, Oklahoma

Magellan IDR LP, LLC	Delaware, Oklahoma

Annex 3-2